UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
_________________
FORM 8-K
_________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
October 31, 2019
Date of Report (date of earliest event reported)
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TransEnterix, Inc.
(Exact name of Registrant as specified in its charter)
_________________

Delaware	0-19437	11-2962080
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

635 Davis Drive, Suite 300
Morrisville, North Carolina 27560
(Address of principal executive offices)
919-765-8400
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
_________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock $0.001 par value per share	TRXC	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
☐ Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On October 31, 2019, Aftab Kherani, a member of the Board of Directors (the “Board”) of TransEnterix, Inc. (the “Company”) resigned with immediate effect from the Board and its committees to pursue other business commitments. Dr. Kherani’s departure from the Board is not due to any disagreement related to the Company’s operations, financial statements, internal controls, auditors, policies or practices.
On October 31, 2019, the Board appointed Paul LaViolette to serve as a member of the Board’s Audit Committee and Richard C. Pfenniger, to serve as a member of the Board’s Compensation Committee, each to replace Dr. Kherani. Both Mr. LaViolette and Mr. Pfenniger are current independent members of the Board.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

TransEnterix, Inc.

Date: November 1, 2019	/s/ Joseph P. Slattery
Joseph P. Slattery
EVP and Chief Financial Officer

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